
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM BATTERY ONE,
INC. FIRST QUARTER FISCAL 1997 FOR THE PERIOD ENDING 30 APRIL 1996 UNAUDITED
INTERIM FINANCIAL REPORT AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH
FINANCIAL STATEMENTS.
</LEGEND>
<CURRENCY> CANADIAN

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          JAN-31-1997
<PERIOD-START>                             FEB-01-1996
<PERIOD-END>                               APR-30-1996
<EXCHANGE-RATE>                                   0.73
<CASH>                                         1530422
<SECURITIES>                                         0
<RECEIVABLES>                                    64001
<ALLOWANCES>                                         0
<INVENTORY>                                      99993
<CURRENT-ASSETS>                               1714176
<PP&E>                                           81773
<DEPRECIATION>                                   15739
<TOTAL-ASSETS>                                 2524957<F1>
<CURRENT-LIABILITIES>                           429297<F2>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                      28766484<F3>
<OTHER-SE>                                  (26670874)
<TOTAL-LIABILITY-AND-EQUITY>                   2524957<F5>
<SALES>                                          14782<F1>
<TOTAL-REVENUES>                                 14782
<CGS>                                             6235
<TOTAL-COSTS>                                     6235
<OTHER-EXPENSES>                                485714
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0<F4>
<INCOME-CONTINUING>                           (477167)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (477167)
<EPS-PRIMARY>                                   (0.01)
<EPS-DILUTED>                                   (0.01)

<F1>During the fiscal year ended 31 Jan 1996, the Corporation's wholly-owned
US subsidiary Batteries Etc., Inc. and Canadian subsidiary Battery One-Stop International Inc. (collectively, the "Subsidiaries") were assigned into bankruptcy. All of the Corporation's operations, which consisted of the sale of batteries and battery-related products in Canada and the US were conducted through the Subsidiaries. Accordingly, at year end the Corporation had no ongoing operations nor operating assets.
<F2>The Corporation is not directly nor indirectly liable for any debt or liability of the Subsidiaries.
<F3>Common Stock includes amounts received by the Corporation in response to new management's plan of arrangement and financing plan. The Corporation closed $3.85 million of a $4.5 million Special Warrants Private Placement Financing.
Of this amount, $1.1 million had been received prior to year end and was reported in the year end Common Stock amount. Complete information concerning the capital reorganization is included in the FORM 10-Q.
<F4>The Corporation has incurred losses of approximately $15 million for Canadian income tax purposes. These losses have not been recognized for accounting purposes. The loss carry-forwards expire from 1996 to 2003. Losses from subsidiaries are excluded from the foregoing.
<F5>Subsequent to year end, the Corporation announced to shareholders its
Reorganization Plan, including a plan of arrangement, which is subject to shareholder, court and regulatory approval as to certain aspects thereof.
The Reorganization Plan includes a financing plan. Inclusive in the financing plan is a Special Warrant Private Placement Financing for up to 45 million warrants and $4.5 million; a 10% Covertible Secured Debenture Private
Placement Financing for up to $5 million, and a reorganization of the common stock including the issuance of exchange rights, a 20:1 reverse split common stock consolidation and stated capital reduction to eliminate the shareholders' deficit. Complete information concerning the Financing Plan is included in the FORM 10-Q.

